EXHIBIT 99.1

                                  SBARRO, INC.

                      CORPORATE OFFICE EMPLOYEE BONUS PLAN

Purpose - The purpose of this Bonus Plan (the "Plan") is to allow all eligible Sbarro corporate office employees to share in the Company's EBITDA improvement achieved in 2005 which is in excess of our actual 2004 EBITDA. EBITDA is an accounting term which stands for "Earnings Before Interest, Taxes, Depreciation and Amortization." The Plan covers the period January 3, 2005 - January 1, 2006 (52 weeks).

Eligibility - Eligibility for participation in the Plan is limited to corporate office employees, including Corporate Officers, Department Directors, Department Managers, Other Salaried Employees and Hourly-Paid Employees and such other persons as the Company may incorporate into the Plan. The effective date of the Plan is January 3, 2005. All corporate office employees employed or hired after January 3, 2005 become participants in the Plan on a pro-rata basis computed on the number of weeks worked during the plan year. Participation in the Plan ends January 1, 2006, unless extended by the Company. Participation also ends if the Plan is terminated for any reason.

How The Plan Works

         o A Business Plan EBITDA objective will be set by executive management.

         o        The Business Plan EBITDA  objective  will be made known to all
                  plan  participants   after  the  Company's  Business  Plan  is
                  approved by the Company's Board of Directors.

         o Each Plan participant will be told his or her personal targeted bonus dollars and related percentage of salary bracket.

         o Plan participants will also be provided examples of how the Plan will work for them.

How Do I Earn a Bonus?

         o During the year 2005, all plan participants will work toward meeting or exceeding Business Plan EBITDA.

         o Each participant will receive a bonus based upon the degree to which the Company's 2004 EBITDA is exceeded. You will reach 100% of your targeted bonus if the Company meets its 2005 Business Plan EBITDA. You can achieve more than 100% of your targeted bonus if the Company exceeds its 2005 Business Plan EBITDA.

         o Your personal targeted bonus is determined by taking your base salary and multiplying it by your targeted bonus percentage of salary bracket and, in turn,


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                  multiplying that amount by the percentage that is based on the degree to which the Company exceeds its 2004 EBITDA.

How Do I Calculate My Bonus?

The following is the formula used:

------------------------------------------ -------------------------------------------- ------------------
Your Base Salary X Your Bonus Percentage Salary Bracket = Your Targeted Bonus Dollars
------------------------------------------ -------------------------------------------- ------------------

------------------------------------------ -------------------------------------------- ------------------
                                           2005 EBITDA - 2004 EBITDA
      Your Targeted Bonus Dollars X                                                     = Your Bonus
                                           2005 Business Plan EBITDA - 2004 EBITDA
------------------------------------------ -------------------------------------------- ------------------


When Will The Bonus Be Paid?

Bonuses will be paid (15) days after the Company's audited year-end financial statements are available. Except as noted below, you must be an active employee at the time of the Plan payout to remain eligible for a bonus.

New Hires - If an individual becomes a new participant during the plan year, the bonus award will be pro-rated based on the number of completed weeks of participation.

Leaves of Absence - Employees on an approved leave of absence during the bonus period will receive a pro-rated portion of their bonus based on the number of completed weeks physically at work.

Death and Disability - In the event of involuntary termination of employment by reason of death or continuing inability to perform job duties due to a medical condition, any unpaid, earned incentive award applicable to the bonus period will be paid on a similar pro-rata basis. In the event of the death of a participant in the Plan, any bonus award will be paid to the participant's estate or designated beneficiary.

Other Plan Provisions - Plan bonuses with respect to promotions and other intra and inter-company movement of employees will be adjusted in accordance with the Company's compensation administration practices. Where there is a conflict between the Plan and other practices, the Company, in its sole discretion, will make a determination of plan eligibility.

Company Standards and Legal Regulations - Awards distributed under the Plan are based on the understanding and condition that each participant will act, and will conduct the Company's business, in accordance with proper business practices, policies and procedures, in strict compliance with all applicable laws and company policies, and according to the highest ethical standards. The Company, in its sole discretion, retains the right to modify, suspend, discontinue and deny bonus awards to participants who fail to comply with established company policies and business ethics, or who fail to comply with applicable federal, state and local laws.

Amendment or Termination of the Plan - The Company may terminate, amend, discontinue or modify the Plan at any time without prior notice to participants. The Plan is based on the

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achievement of certain specific earnings objectives,  and may be discontinued or changed by the Company at any time for any reason or no reason, and should not be regarded as a condition or agreement of employment. Nothing in this Plan alters the termination of an employee's "at will" status of employment, pursuant to which the Company or a plan participant can terminate their employment relationship without cause, notice or liability.

Financial Statements and Books and Records Conclusive - All determinations under the Plan will be made in accordance with the Company's internal methods of accounting and will be based upon the financial statements prepared by the Company's finance department and audited by the Company's registered independent public accounting firm, which determinations will be conclusive.

Conclusion

This is a great opportunity for all of us to work together and share in the Company's improved EBITDA performance. We anticipate an exciting and productive 2005 for our guests, employees, vendors and shareholders.